Exhibit 10.7
BLUE OWL CAPITAL CARRY LP
FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
This First Amendment (this “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of Blue Owl Capital Carry LP, a Delaware limited partnership (the “Partnership”), dated as of October 22, 2021 (the “Partnership Agreement”), is dated effective as of December 20, 2023 (the “Effective Date”), and is adopted and executed by Blue Owl Capital GP LLC, a Delaware limited liability company (the “General Partner”), in its capacity as general partner of the Partnership and on behalf of the Partnership, and the undersigned Limited Partners, who collectively constitute a Majority in Interest of the Limited Partners, in each case, in accordance with the terms of the Partnership Agreement (including Article XIII thereof). Terms used but not defined herein have the respective meanings ascribed to such terms in the Partnership Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and in the Partnership Agreement, the parties hereto hereby agree as follows:
Section 1.     Amendment to Section 6.2(b). Effective as of the Effective Date, Section 6.2(b) of the Partnership Agreement is hereby amended and restated in its entirety as follows, with new text bolded and underlined:
“From time to time and for so long as PubCo owns no other Person or businesses (other than the General Partner, the Partnership, Blue Owl Holdings or any of their Subsidiaries), the Partnership shall be liable for, and shall reimburse the General Partner and PubCo, on a monthly basis, or such other basis as the General Partner may determine, for sums to the extent expended by PubCo or the General Partner (and specifically excluding sums paid directly by the Partnership or any of its Subsidiaries) in connection with the Partnership’s business, including: (i) costs and expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership; (ii) compensation of officers and employees of the General Partner, PubCo or the Partnership; (iii) director fees and expenses; (iv) all costs and expenses of PubCo being a public company, including costs of filings with the SEC, tax returns, reports and other distributions to its stockholders; and (v) other costs and expenses incidental to their existence or related to the foregoing matters. For the avoidance of doubt, in no event shall the expenses payable pursuant to this Section 6.2(b) include any income tax liability of PubCo or the General Partner. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 6.6.”
Section 2.    Effective Date. This Amendment shall be effective upon the execution and delivery of counterpart signature page hereto representing the approval of the General Partner.
Section 3.     Miscellaneous. The provisions of the Partnership Agreement shall remain in full force and effect except as expressly amended and modified as set forth in this Amendment. This Amendment may be executed in counterparts (including by means of facsimile or scanned or emailed signature pages), any one of which need not contain the signatures of more than one party hereto, but all such counterparts taken together shall constitute one and the same agreement. This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to any choice of law principles.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the Effective Date.

GENERAL PARTNER:

BLUE OWL CAPITAL GP LLC,
as general partner, for and on behalf of itself and Blue Owl Capital Carry LP

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: General Counsel and Secretary